Exhibit 99.1

FOR IMMEDIATE RELEASE

November 1, 2022

Investor Relations: Brian Brungardt, Director of Investor Relations, 214-721-9353, brian.brungardt@enlink.com

Media Relations: Megan Wright, Director of Corporate Communications, 214-721-9694, megan.wright@enlink.com

EnLink Midstream Reports Record Third Quarter 2022 Results

DALLAS, November 1, 2022 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) reported record financial results for the third quarter of 2022.

Highlights

•	Reported net income of $116.6 million, net cash provided by operating activities of $343.3 million, and adjusted EBITDA, net to EnLink, of $343.4 million for the third quarter of 2022.
•	Reported highest third quarter net income and the highest quarterly adjusted EBITDA results In EnLink's history, with adjusted EBITDA growing 34% compared to the third quarter of 2021.
•	Taking into account the third quarter results, EnLink expects to end 2022 at the top of the adjusted EBITDA guidance range of $1.25 billion to $1.29 billion.
•	Delivered $84.9 million of free cash flow after distributions for the third quarter of 2022, driven by strong operating results and timing of capital projects.
•	Repurchased $72 million of common units in the third quarter of 2022, bringing the total in the first nine months of 2022 to $147 million.[1]
•	Subsequent to the quarter, EnLink signed a transportation service agreement (TSA) with ExxonMobil Corporation (ExxonMobil). EnLink will utilize portions of its existing pipeline network, as well as new facilities, to deliver carbon dioxide (CO2) from the Mississippi River corridor to ExxonMobil's 125,000-acre CO2 storage location in Vermilion Parish, Louisiana. The TSA includes industry-standard terms and conditions. Ultimate available reserved capacity under the agreement is up to 10 million metric tonnes per year, with initial reserved capacity of 3.2 million metric tonnes per year, beginning early 2025.

“I am pleased to report another record-breaking quarter for EnLink, as we achieved the highest quarterly adjusted EBITDA in EnLink’s history in the third quarter of 2022, and we expect to end the year at the top of our adjusted EBITDA guidance range of $1.29 billion,” EnLink Chief Executive Officer Jesse Arenivas said. “When I joined EnLink, I was well aware that the company had strong operations with scalable gathering and processing positions across multiple basins connected to key downstream markets, as well as a big opportunity ahead with its carbon solutions business. After a little more than 100 days here, I’m excited to see the momentum the team is building, having executed on our first-mover advantage to secure a significant CO2 transportation deal with ExxonMobil. I am confident that this will be the first of many CO2 transportation projects to come, as EnLink, with our decades of experience and expansive pipeline network in the Mississippi River corridor and beyond, has a significant competitive advantage that we plan to capitalize on.

“EnLink is firing on all cylinders and is in a position of strength across all of our business segments, and I see us continuing to find ways to deliver returns and create value.”

1Includes $33.5 million of common units repurchased from GIP pursuant to the previously disclosed Unit Repurchase Agreement dated February 15, 2022, and which settled on October 31, 2022.

Adjusted EBITDA, free cash flow after distributions, and segment cash flow used in this press release are non-GAAP measures and are explained in greater detail under "Non-GAAP Financial Information" below.

Third Quarter 2022 Financial Results and Highlights

$MM, unless noted	Third Quarter 2022	Second Quarter 2022	Third Quarter 2021
Net Income (1)	117	124	32
Adjusted EBITDA, net to EnLink	343	300	256
Net Cash Provided by Operating Activities	343	175	197
Capex, net to EnLink, Plant Relocation Costs, & Investment Contributions	121	99	49
Free Cash Flow After Distributions	85	68	81
Debt to Adjusted EBITDA, net to EnLink (2)	3.4x	3.5x	4.1x
Common Units Outstanding (3)	473,596,120	478,933,388	487,957,616

(1) Net income is before non-controlling interest.

(2) Calculated according to credit facility leverage covenant.

(3) Outstanding common units as of October 27, 2022, July 28, 2022, and October 28, 2021, respectively.

Third Quarter 2022 Segment Updates

Permian Basin:

•	Segment profit for the third quarter of 2022 was $111.4 million. Segment profit included $8.6 million of operating expenses related to plant relocation and $2.4 million of unrealized derivative gains. Excluding plant relocation operating expenses and unrealized derivative activity, segment profit in the third quarter of 2022 grew approximately 8% sequentially and 74% over the third quarter of 2021.
•	Segment cash flow totaled $49.7 million for the third quarter of 2022.
•	Average natural gas gathering volumes for the third quarter of 2022 were approximately 7% higher compared to the second quarter of 2022 and approximately 44% higher compared to the third quarter of 2021. Average natural gas processing volumes for the third quarter of 2022 were approximately 6% higher compared to the prior quarter and 43% higher compared to the third quarter of 2021. EnLink continues to benefit from strong producer drilling and completions activity.
•	Subsequent to the quarter, EnLink successfully completed Project Phantom, adding 235 million cubic feet per day (MMcf/d) of processing capacity in the Midland Basin.
•	Average crude gathering volumes for the third quarter of 2022 were approximately 10% lower compared to the second quarter of 2022 and flat compared to the third quarter of 2021. Timing of producer completion activity drove the sequential decline.

Louisiana:

•	Segment profit for the third quarter of 2022 was $97.0 million, including unrealized derivative gains of $4.0 million. Excluding unrealized derivative activity, segment profit in the third quarter of 2022 grew approximately 20% sequentially, mainly driven by strong gas volumes and higher margins.
•	Segment cash flow for the third quarter of 2022 was $90.5 million.
•	Average natural gas transportation volumes for the third quarter of 2022 were approximately 11% higher compared to the second quarter of 2022 and approximately 49% higher compared to the third quarter of 2021.
•	NGL fractionation volumes for the third quarter of 2022 were flat compared to the second quarter of 2022 and approximately 12% higher compared to the third quarter of 2021.

2

Oklahoma:

•	Segment profit for the third quarter of 2022 was $104.5 million. Segment profit included $1.1 million of operating expenses related to plant relocation and unrealized derivative gains of $9.5 million. Excluding plant relocation expenses and unrealized derivative activity, segment profit in the third quarter of 2022 grew approximately 4% sequentially and 7% over the third quarter of 2021.
•	Segment cash flow for the third quarter of 2022 was $86.3 million.
•	Average natural gas gathering volumes for the third quarter of 2022 were approximately 2% higher compared to the second quarter of 2022 and 4% higher compared to third quarter of 2021.
•	Average natural gas processing volumes for the third quarter of 2022 were approximately 2% higher when compared to the second quarter of 2022 and were 6% higher when compared to third quarter of 2021.
•	Average crude gathering volumes during the third quarter of 2022 were flat compared to the second quarter of 2022 and approximately 8% higher compared to the third quarter of 2021.
•	The Devon Energy Corp. and Dow Inc. joint venture's development plan continues to progress as expected, operating four rigs during the third quarter of 2022.
•	Based on producer plans, EnLink now anticipates double-digit gathered volume growth in Oklahoma in 2023.

North Texas:

•	Segment profit for the third quarter of 2022 was $82.7 million, including unrealized derivative gains of $2.3 million. Excluding unrealized derivative activity, segment profit in the third quarter of 2022 grew approximately 25% sequentially and 33% over the third quarter of 2021.
•	Segment cash flow for the third quarter of 2022 was $76.2 million.
•	Average natural gas gathering and transportation volumes for the third quarter of 2022 were approximately 18% higher compared to the second quarter of 2022 and 22% higher compared to the third quarter of 2021.
•	Average natural gas processing volumes for the third quarter of 2022 were 17% higher when compared to the second quarter of 2022 and 24% higher compared to the third quarter of 2021.
•	Integration of Crestwood's North Texas assets is underway and progressing as planned. The acquisition is outperforming the investment case with new drilling activity and faster asset deployment.

Third Quarter 2022 Webcast Details

EnLink will host a webcast and conference call to discuss third quarter 2022 results on November 2, 2022, at 8 a.m. Central time (9 a.m. Eastern time). The conference call will be broadcast via an internet webcast, which can be accessed on the Investors page of EnLink's website at www.EnLink.com. Interested parties can access an archived replay of the webcast on EnLink's website for at least 90 days following the event.

About the EnLink Midstream Companies

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink's best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, NGL capabilities, and carbon capture, transportation, and sequestration. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink's strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

3

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principles financial measures that we refer to as adjusted EBITDA, free cash flow after distributions (FCFAD), and segment cash flow.

We define adjusted EBITDA as net income (loss) plus (less) interest expense, net of interest income; depreciation and amortization; impairments; (income) loss from unconsolidated affiliate investments; distributions from unconsolidated affiliate investments; (gain) loss on disposition of assets; (gain) loss on extinguishment of debt; unit-based compensation; income tax expense (benefit); unrealized (gain) loss on commodity swaps; costs associated with the relocation of processing facilities; accretion expense associated with asset retirement obligations; transaction costs; non-cash expense related to changes in the fair value of contingent consideration; (non-cash rent); and (non-controlling interest share of adjusted EBITDA from joint ventures).

We define free cash flow after distributions as adjusted EBITDA, net to ENLC, plus (less) (growth and maintenance capital expenditures, excluding capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities); (interest expense, net of interest income); (distributions declared on common units); (accrued cash distributions on Series B Preferred Units and Series C Preferred Units paid or expected to be paid); (costs associated with the relocation of processing facilities); non-cash interest (income)/expense; (contributions to investment in unconsolidated affiliates); (payments to terminate interest rate swaps); (current income taxes); and proceeds from the sale of equipment and land.

We define segment cash flow as segment profit less growth and maintenance capital expenditures, which are gross to EnLink prior to giving effect to the contributions by other entities related to the non-controlling interest share of our consolidated entities.

EnLink believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and previously-reported results and a meaningful measure of the company’s cash flow after it has satisfied the capital and related requirements of its operations. In addition, adjusted EBITDA and free cash flow after distributions are both used as metrics in our short-term incentive program for compensating employees and in our performance awards for executives.

Adjusted EBITDA, free cash flow after distributions, and segment cash flow, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of EnLink’s performance. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Reconciliations of these measures to their most directly comparable GAAP measures are included in the following tables. See ENLC’s filings with the Securities and Exchange Commission for more information.

Other definitions and explanations of terms used in this press release:

Segment profit (loss) is defined as revenues, less cost of sales (exclusive of operating expenses and depreciation and amortization), less operating expenses. Segment profit (loss) includes non-cash compensation expenses reflected in operating expenses. See “Item 8. Financial Statements and Supplementary Data - Note 15 - Segment Information” in ENLC’s Annual Report on Form 10-K for the year ended December 31, 2021, and, when available, “Item 1. Financial Statements - Note 14—Segment Information” in ENLC’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022, for further information about segment profit (loss).

The Ascension JV is a joint venture between a subsidiary of EnLink and a subsidiary of Marathon Petroleum Corporation in which EnLink owns a 50% interest and Marathon Petroleum Corporation owns a 50% interest. The Ascension JV, which began operations in April 2017, owns an NGL pipeline that connects EnLink’s Riverside fractionator to Marathon Petroleum Corporation’s Garyville refinery.

4

The Delaware Basin JV is a joint venture between EnLink and an affiliate of NGP Natural Resources XI, L.P. ("NGP") in which EnLink owns a 50.1% interest and NGP owns a 49.9% interest. The Delaware Basin JV, which was formed in August 2016, owns the Lobo processing facilities and the Tiger processing plant located in the Delaware Basin in Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain assumptions, risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” “expect,” "continue," and similar expressions. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future results or growth of our CCS business, expected financial and operations results associated with certain projects, acquisitions, or growth capital expenditures, future operational results of our customers, results in certain basins, future cost savings or operational, environmental and climate change initiatives, profitability, financial or leverage metrics, the impact of weather-related events on us and our financial results and operations, including the impact of any customer billing disputes and litigation arising out of weather events, future expectations regarding sustainability initiatives, our future capital structure and credit ratings, the impact of the COVID-19 pandemic or variants thereof on us and our financial results and operations, objectives, strategies, expectations, and intentions, and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations, or cash flows include, without limitation (a) the impact of the ongoing coronavirus (COVID-19) pandemic, including the impact of the emergence of any new variants of the virus on our business, financial condition, and results of operations, (b) potential conflicts of interest of Global Infrastructure Partners (“GIP”) with us and the potential for GIP to compete with us or favor GIP’s own interests to the detriment of our other unitholders, (c) adverse developments in the midstream business that may reduce our ability to make distributions, (d) competition for crude oil, condensate, natural gas, and NGL supplies and any decrease in the availability of such commodities, (e) decreases in the volumes that we gather, process, fractionate, or transport, (i) our ability or our customers’ ability to receive or renew required government or third party permits and other approvals, (j) increased federal, state, and local legislation, and regulatory initiatives, as well as government reviews relating to hydraulic fracturing resulting in increased costs and reductions or delays in natural gas production by our customers, (k) climate change legislation and regulatory initiatives resulting in increased operating costs and reduced demand for the natural gas and NGL services we provide, (l) changes in the availability and cost of capital, including as a result of a change in our credit rating, (m) volatile prices and market demand for crude oil, condensate, natural gas, and NGLs that are beyond our control, (n) our debt levels could limit our flexibility and adversely affect our financial health or limit our flexibility to obtain financing and to pursue other business opportunities, (o) operating hazards, natural disasters, weather-related issues or delays, casualty losses, and other matters beyond our control, (p) reductions in demand for NGL products by the petrochemical, refining, or other industries or by the fuel markets, (q) our dependence on significant customers for a substantial portion of the natural gas and crude that we gather, process, and transport, (r) construction risks in our major development projects, (s) challenges we may face in connection with our strategy to enter into new lines of business related to the energy transition, (t) impairments to goodwill, long-lived assets and equity method investments, and (u) the effects of existing and future laws and governmental regulations, and other uncertainties. These and other applicable uncertainties, factors, and risks are described more fully in EnLink Midstream, LLC’s filings with the Securities and Exchange Commission, including EnLink Midstream, LLC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. EnLink Midstream, LLC assumes no obligation to update any forward-looking statements.

The EnLink management team based the forecasted financial information included herein on certain information and assumptions, including, among others, the producer budgets / forecasts to which EnLink has access as of the date of this press release and the projects / opportunities expected to require capital expenditures as of the date of this press release. The assumptions, information, and estimates underlying the forecasted financial information included in the guidance information in this press release are inherently uncertain and, though considered reasonable by the EnLink management team as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of EnLink's future performance or that actual results will not differ materially from those presented in the forecasted financial information. Inclusion of the forecasted financial information in this press release should not be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

5

EnLink Midstream, LLC

Selected Financial Data

(All amounts in millions except per unit amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total revenues	$2,663.5	$1,787.6	$7,491.8	$4,442.7

Operating costs and expenses:
Cost of sales, exclusive of operating expenses and depreciation and amortization (1)	2,131.1	1,400.8	6,030.7	3,390.6
Operating expenses	136.8	106.9	386.6	260.0
Depreciation and amortization	162.6	153.0	474.5	455.9
(Gain) loss on disposition of assets	(0.8)	(0.4)	3.9	(0.7)
General and administrative	34.5	28.2	91.9	80.3
Total operating costs and expenses	2,464.2	1,688.5	6,987.6	4,186.1
Operating income	199.3	99.1	504.2	256.6
Other income (expense):
Interest expense, net of interest income	(60.4)	(60.1)	(171.0)	(180.1)
Loss on extinguishment of debt	(5.7)	—	(6.2)	—
Loss from unconsolidated affiliate investments	(1.7)	(2.3)	(4.0)	(9.9)
Other income	0.3	—	0.6	0.1
Total other expense	(67.5)	(62.4)	(180.6)	(189.9)
Income before non-controlling interest and income taxes	131.8	36.7	323.6	66.7
Income tax expense	(15.2)	(4.4)	(17.1)	(12.4)
Net income	116.6	32.3	306.5	54.3
Net income attributable to non-controlling interest	35.8	30.4	105.2	86.7
Net income (loss) attributable to ENLC	$80.8	$1.9	$201.3	$(32.4)
Net income (loss) attributable to ENLC per unit:
Basic common unit	$0.17	$—	$0.42	$(0.07)
Diluted common unit	$0.17	$—	$0.41	$(0.07)

Weighted average common units outstanding (basic)	477.2	488.6	481.0	489.6
Weighted average common units outstanding (diluted)	484.4	494.8	487.9	489.6

(1)	Includes related party cost of sales of $5.6 million and $4.9 million for the three months ended September 30, 2022 and 2021, respectively, and $25.3 million and $11.7 million for the nine months ended September 30, 2022 and 2021, respectively.

6

EnLink Midstream, LLC

Reconciliation of Net Income to Adjusted EBITDA

(All amounts in millions)

 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$116.6	$32.3	$306.5	$54.3
Interest expense, net of interest income	60.4	60.1	171.0	180.1
Depreciation and amortization	162.6	153.0	474.5	455.9
Loss from unconsolidated affiliate investments	1.7	2.3	4.0	9.9
Distributions from unconsolidated affiliate investments	0.2	0.1	0.6	3.8
(Gain) loss on disposition of assets	(0.8)	(0.4)	3.9	(0.7)
Loss on extinguishment of debt	5.7	—	6.2	—
Unit-based compensation	11.4	6.4	23.7	19.3
Income tax expense	15.2	4.4	17.1	12.4
Unrealized (gain) loss on commodity swaps	(18.2)	1.2	(38.4)	32.9
Costs associated with the relocation of processing facilities (1)	9.7	8.8	32.1	26.6
Other (2)	(3.1)	(0.2)	(2.4)	(0.2)
Adjusted EBITDA before non-controlling interest	361.4	268.0	998.8	794.3
Non-controlling interest share of adjusted EBITDA from joint ventures (3)	(18.0)	(11.6)	(51.4)	(31.0)
Adjusted EBITDA, net to ENLC	$343.4	$256.4	$947.4	$763.3

(1)	Represents cost incurred that are not part of our ongoing operations related to the relocation of equipment and facilities from the Thunderbird processing plant and Battle Ridge processing plant in the Oklahoma segment to the Permian segment. The relocation of equipment and facilities from the Battle Ridge processing plant was completed in the third quarter of 2021 and we completed the relocation of equipment and facilities from the Thunderbird processing plant in October 2022.

(2)	Includes transaction costs, non-cash expense related to changes in the fair value of contingent consideration, accretion expense associated with asset retirement obligations and non-cash rent, which relates to lease incentives pro-rated over the lease term.

(3)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP Natural Resources XI, L.P.'s ("NGP")’s 49.9% share of adjusted EBITDA from the Delaware Basin JV and Marathon Petroleum Corporation’s 50% share of adjusted EBITDA from the Ascension JV.

7

EnLink Midstream, LLC

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

and Free Cash Flow After Distributions

(All amounts in millions except ratios and per unit amounts)

(Unaudited)

Three Months Ended September 30,	Nine Months Ended September 30,
2022	2021	2022	2021
Net cash provided by operating activities	$343.3	$197.0	$825.9	$599.2
Interest expense (1)	59.3	55.1	167.2	166.6
Utility credits (redeemed) earned (2)	(16.3)	(5.6)	(27.9)	38.2
Payments to terminate interest rate swaps (3)	—	0.5	—	1.8
Accruals for settled commodity swap transactions	(0.3)	(2.1)	(1.9)	(4.6)
Distributions from unconsolidated affiliate investment in excess of earnings	0.2	0.1	0.6	3.8
Costs associated with the relocation of processing facilities (4)	9.7	8.8	32.1	26.6
Other (5)	(0.1)	(0.2)	3.3	2.4
Changes in operating assets and liabilities which (provided) used cash:
Accounts receivable, accrued revenues, inventories, and other	(54.3)	167.6	255.6	276.8
Accounts payable, accrued product purchases, and other accrued liabilities	19.9	(153.2)	(256.1)	(316.5)
Adjusted EBITDA before non-controlling interest	361.4	268.0	998.8	794.3
Non-controlling interest share of adjusted EBITDA from joint ventures (6)	(18.0)	(11.6)	(51.4)	(31.0)
Adjusted EBITDA, net to ENLC	343.4	256.4	947.4	763.3
Growth capital expenditures, net to ENLC (7)	(82.7)	(33.2)	(173.1)	(89.1)
Maintenance capital expenditures, net to ENLC (7)	(8.7)	(6.9)	(33.7)	(19.1)
Interest expense, net of interest income	(60.4)	(60.1)	(171.0)	(180.1)
Distributions declared on common units	(54.8)	(46.6)	(164.9)	(140.0)
ENLK preferred unit accrued cash distributions (8)	(23.3)	(23.0)	(70.1)	(69.0)
Costs associated with the relocation of processing facilities (4)	(9.7)	(8.8)	(32.1)	(26.6)
Contribution to investment in unconsolidated affiliates	(19.7)	—	(46.3)	—
Payments to terminate interest rate swaps (3)	—	(0.5)	—	(1.8)
Non-cash interest expense	—	2.7	—	7.3
Other (9)	0.8	0.5	1.1	1.3
Free cash flow after distributions	$84.9	$80.5	$257.3	$246.2

Actual declared distribution to common unitholders	$54.8	$46.6	$164.9	$140.0
Distribution coverage	4.64	x	3.63	x	4.09	x	3.58	x
Distributions declared per ENLC unit	$0.11250	$0.09375	$0.33750	$0.28125

(1)	Net of amortization of debt issuance costs, net discount of senior unsecured notes, and designated cash flow hedge, which are included in interest expense but not included in net cash provided by operating activities, and non-cash interest income, which is netted against interest expense but not included in adjusted EBITDA.

(2)	Under our utility agreements, we are entitled to a base load of electricity and pay or receive credits, based on market pricing, when we exceed or do not use the base load amounts. Due to Winter Storm Uri, we received credits from our utility providers based on market rates for our unused electricity. These utility credits are recorded as “Other current assets” or “Other assets, net” on our consolidated balance sheets depending on the timing of their expected usage, and amortized as we incur utility expenses.

(3)	Represents cash paid for the early termination of our interest rate swaps due to the partial repayment of the Term Loan in May 2021 and September 2021 of $100.0 million and $100.0 million, respectively.

(4)	Represents cost incurred that are not part of our ongoing operations related to the relocation of equipment and facilities from the Thunderbird processing plant and Battle Ridge processing plant in the Oklahoma segment to the Permian segment. The relocation of equipment and facilities from the Battle Ridge processing plant was completed in the third quarter of 2021 and we completed the relocation of equipment and facilities from the Thunderbird processing plant in October 2022.

(5)	Includes transaction costs, current income tax expense, and non-cash rent, which relates to lease incentives pro-rated over the lease term.

(6)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP's 49.9% share of adjusted EBITDA from the Delaware Basin JV and Marathon Petroleum Corporation's 50% share of adjusted EBITDA from the Ascension JV.
(7)	Excludes capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities.

(8)	Represents the cash distributions earned by the Series B Preferred Units and Series C Preferred Units, which are not available to common unitholders.

(9)	Includes current income tax expense and proceeds from the sale of surplus or unused equipment and land, which occurred in the normal operation of our business.

8

EnLink Midstream, LLC

Reconciliation of Segment Profit to Segment Cash Flow

(All amounts in millions)

(Unaudited)

	Permian	Louisiana	Oklahoma	North Texas
Three Months Ended September 30, 2022
Segment profit	$111.4	$97.0	$104.5	$82.7
Capital expenditures	(61.7)	(6.5)	(18.2)	(6.5)
Segment cash flow	$49.7	$90.5	$86.3	$76.2

Three Months Ended September 30, 2021
Segment profit	$69.1	$63.7	$87.1	$60.0
Capital expenditures	(25.8)	(0.4)	(10.3)	(3.3)
Segment cash flow	$43.3	$63.3	$76.8	$56.7

Nine Months Ended September 30, 2022
Segment profit	$296.5	$276.5	$288.9	$212.6
Capital expenditures	(130.6)	(18.5)	(45.1)	(17.7)
Segment cash flow	$165.9	$258.0	$243.8	$194.9

Nine Months Ended September 30, 2021
Segment profit	$155.9	$213.2	$228.2	$194.8
Capital expenditures	(78.6)	(5.4)	(17.1)	(7.6)
Segment cash flow	$77.3	$207.8	$211.1	$187.2

9

EnLink Midstream, LLC

Operating Data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Midstream Volumes:
Permian Segment
Gathering and Transportation (MMBtu/d)	1,596,400	1,111,800	1,480,200	1,021,800
Processing (MMBtu/d)	1,520,800	1,062,800	1,404,100	966,500
Crude Oil Handling (Bbls/d)	157,700	157,500	161,200	129,400
Louisiana Segment
Gathering and Transportation (MMBtu/d)	2,996,100	2,013,900	2,731,900	2,101,000
Crude Oil Handling (Bbls/d)	18,500	17,600	17,400	16,000
NGL Fractionation (Gals/d)	7,930,200	7,050,500	7,953,300	7,295,100
Brine Disposal (Bbls/d)	3,000	3,300	3,100	2,500
Oklahoma Segment
Gathering and Transportation (MMBtu/d)	1,036,400	996,900	1,017,600	983,700
Processing (MMBtu/d)	1,067,600	1,004,400	1,048,400	999,900
Crude Oil Handling (Bbls/d)	21,500	20,000	22,200	20,400
North Texas Segment
Gathering and Transportation (MMBtu/d)	1,687,100	1,377,600	1,494,800	1,370,700
Processing (MMBtu/d)	776,700	627,900	684,900	626,700

10

EnLink Midstream, LLC

2022 Guidance Reconciliation of Net Income to Adjusted EBITDA, Distributable Cash Flow and Free Cash Flow After Distributions

(All amounts in millions)

(Unaudited)

2022 Outlook (1)
Midpoint
Net income of EnLink (2)	$410
Interest expense, net of interest income	217
Depreciation and amortization	604
Income from unconsolidated affiliate investments	(2)
Distributions from unconsolidated affiliate investments	1
Unit-based compensation	21
Income taxes	54
Plant relocation costs (3)	45
Other (4)	(5)
Adjusted EBITDA before non-controlling interest	1,345
Non-controlling interest share of adjusted EBITDA (5)	(75)
Adjusted EBITDA, net to EnLink Midstream, LLC	1,270
Interest expense, net of interest income	(217)
Maintenance capital expenditures, net to ENLK (6)	(45)
Preferred unit accrued cash distributions (7)	(91)
Other (8)	(12)
Distributable cash flow	905
Common distributions declared	(220)
Growth capital expenditures, net to EnLink and plant relocation costs (3)(6)	(315)
Unconsolidated affiliate investment contributions	(70)
Free cash flow after distributions	$300

(1)	Represents the forward-looking net income guidance of EnLink Midstream, LLC for the year ended December 31, 2022. The forward-looking net income guidance excludes the potential impact of gains or losses on derivative activity, gains or losses on disposition of assets, impairment expense, gains or losses as a result of legal settlements, gains or losses on extinguishment of debt, the financial effects of future acquisitions, and proceeds from the sale of equipment. The exclusion of these items is due to the uncertainty regarding the occurrence, timing and/or amount of these events.

(2)	Net income includes estimated net income attributable to NGP Natural Resources XI, L.P.'s ("NGP") 49.9% share of net income from the Delaware Basin JV and Marathon Petroleum Corp.'s ("Marathon") 50% share of net income from the Ascension JV.

(3)	Includes operating expenses that are not part of our ongoing operations incurred related to the relocation of equipment and facilities from the Thunderbird processing plant in the Oklahoma segment to the Permian segment.

(4)	Includes (i) estimated accretion expense associated with asset retirement obligations and (ii) estimated non-cash rent, which relates to lease incentives pro-rated over the lease term.

(5)	Non-controlling interest share of adjusted EBITDA includes estimates for NGP's 49.9% share of adjusted EBITDA from the Delaware Basin JV and Marathon's 50% share of adjusted EBITDA from the Ascension JV.

(6)	Excludes capital expenditures that are contributed by other entities and relate to the non-controlling interest share of our consolidated entities.

(7)	Represents the cash distributions earned by the ENLK Series B Preferred Units and ENLK Series C Preferred Units. Cash distributions to be paid to holders of the ENLK Series B Preferred Units and ENLK Series C Preferred Units are not available to common unitholders.

(8)	Includes non-cash interest (income)/expense and current income tax (income)/expense.

EnLink does not provide a reconciliation of forward-looking net cash provided by operating activities to adjusted EBITDA because the Company is unable to predict with reasonable certainty changes in working capital, which may impact cash provided or used during the year. Working capital includes accounts receivable, accounts payable, and other current assets and liabilities. These items are uncertain and depend on various factors outside the Company’s control.

11